Exhibit 5.1


August 14, 2006

San Joaquin Bancorp
1000 Truxtun Avenue
Bakersfield, CA 93301

        Re: Registration of Common Stock on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for San Joaquin Bancorp, a California corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of 689,150 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company, reserved for future issuance under the San Joaquin Bancorp Stock Option Plan and the San Joaquin Bancorp 1999 Stock Incentive Plan (the "Plans") each of which were adopted by the Company's Board of Directors and approved by its stockholders as of July 31, 2006.

     You have requested our opinion as to the matter set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws (the "Organizational Documents"), the Plans and the corporate actions of the Company that provide for the adoption of the Plans and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company in rendering our opinion. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

     Our opinions set forth below are limited to the California General Corporation Law, including the applicable provisions of the California Constitution and reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the applicable Plan, the Organizational Documents and the California General Corporation Law, will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we
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San Joaquin Bancorp
August 14, 2006
Page 2


are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.


Very truly yours,

/s/ KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP